Exhibit 10.34

WestPark Capital, Inc.

1800 Century Park East, Suite 220

Los Angeles, CA 90067

[*], 2025

Genprex, Inc.

3300 Bee Cave Road, #650-227

Austin, TX 78746

Attention: Ryan M. Confer

Dear Mr. Confer:

Subject to the terms and conditions of this letter agreement (the “Agreement”), between WestPark Capital, Inc., as lead placement agent (“Placement Agent”), and Genprex, Inc., a company organized under the laws of the state of Delaware (the “Company”), the parties hereby agree the Placement Agent shall serve as the placement agent for the Company, on a “reasonable best efforts” basis, in connection with the proposed placement (the “Placement”) of (i) shares (the “Shares”) of common stock of the Company, par value, $0.001 per share (the “Common Stock”), (ii) warrants to purchase Common Stock (the “Common Warrants”) and (iii) pre-funded warrants to purchase Common Stock (the “Pre-Funded Warrants”). The Shares, Common Warrants and Pre-Funded Warrants actually sold by the Placement Agent are referred to herein as the “Securities.” The Securities, the shares of Common Stock issuable upon the exercise of the Common Warrants and the shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants have been registered and shall be offered and sold pursuant to the Company’s registration statement on Form S-1 (File No. 333-[*]) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “Commission”) on [*], 2025. The documents executed and delivered by the Company and the Purchasers (as defined below), as applicable, in connection with the Placement, including, without limitation, a securities purchase agreement (the “Purchase Agreement”), Common Warrant certificates and Pre-Funded Warrant certificates, shall be collectively referred to herein as the “Transaction Documents.”

The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Placement.

The terms of the Placement shall be mutually agreed upon by the Company and the purchasers listed in the Purchase Agreement (each, a “Purchaser” and collectively, the “Purchasers”), and nothing herein shall imply that the Placement Agent would have the power or authority to bind the Company or any Purchaser, or shall imply that the Company has an obligation to issue any Securities or complete the Placement. The Company expressly acknowledges and agrees that the Placement Agent’s obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by the Placement Agent to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of the Placement Agent with respect to securing any other financing on behalf of the Company. Certain affiliates of the Placement Agent may participate in the Placement by purchasing some of the Securities. The sale of Securities to any Purchaser will be evidenced by the Purchase Agreement between the Company and such Purchaser, in a form reasonably acceptable to the Company and the Purchaser, provided, however, certain Purchasers may purchase Securities via verbal orders placed with the Placement Agent. Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement. Prior to the signing of any Purchase Agreement, officers of the Company will be available to answer inquiries from prospective Purchasers.

SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY; COVENANTS OF THE COMPANY.

A. Representations of the Company. With respect to the Securities, each of the representations and warranties and covenants made by the Company to the Purchasers in the Purchase Agreement in connection with the Placement, is hereby incorporated herein by reference into this Agreement (as though fully restated herein) and is, as of the date of this Agreement and as of the date of the closing of the sale of the Securities hereunder (the “Closing Date”), hereby made to, and in favor of, the Placement Agent. In addition to the foregoing, the Company represents and warrants that, to its knowledge, there are no affiliations with any Financial Industry Regulatory Authority (“FINRA”) member firm among the Company’s officers, directors or any holders of ten percent (10.0%) or more of the outstanding shares of Common Stock.

B. Covenants of the Company. The Company covenants and agrees to continue to retain (i) a firm of Public Company Accounting Oversight Board independent registered public accountants for a period of at least two (2) years after the Closing Date and (ii) a competent transfer agent with respect to the Shares for a period of two (2) years after the Closing Date.

The Company agrees that the Purchase Agreement as in effect on the date hereof may not be amended or waived without the prior written consent of the Placement Agent.

SECTION 2. REPRESENTATIONS OF THE PLACEMENT AGENT. The Placement Agent represents and warrants to the Company, as of the date of this Agreement and as of the Closing Date, that it (i) is a member in good standing of FINRA, (ii) is registered with the Commission as a broker/dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) is licensed as a broker/dealer under the laws of the United States of America, applicable to the offers and sales of the Securities by the Placement Agent, (iv) is and will be a corporate body validly existing under the laws of its place of incorporation, and (v) has full power and authority to enter into and perform its obligations under this Agreement. The Placement Agent will immediately notify the Company in writing of any change in its status with respect to subsections (i) through (v) above. The Placement Agent covenants that it will use its reasonable best efforts to conduct the Placement hereunder in compliance with the provisions of this Agreement and the requirements of applicable law.

SECTION 3. COMPENSATION.

A. Cash Compensation. In consideration of the services to be provided for hereunder, the Company shall pay to the Placement Agent or its respective designees (provided that the Placement Agent represents, warrants and covenants that in the event it designates any designees to be the recipients of any compensation payable hereunder, payment of such compensation to such designees shall comply in all respects with the rules and regulations of FINRA), on the Closing Date a total cash fee equal to six and a half percent (6.5%) of the gross proceeds received by the Company at the Closing from the Placement of the total amount of Securities sold. In addition, the Company shall pay to the Placement Agent or its respective designees on the Closing Date a management fee equal to one percent (1.0%) of the gross proceeds received by the Company at the Closing from the Placement of the total amount of Securities sold. The Placement Agent reserves the right to reduce any item of compensation or adjust the terms thereof as specified herein in the event that a determination shall be made by FINRA that the Placement Agent’s aggregate compensation exceeds the amount allowable under FINRA Rule 5110 or that the terms thereof require adjustment.

B. Warrant Compensation. In consideration of the services to be provided for hereunder, the Company shall pay to the Placement Agent or its respective designees on the Closing Date warrants (“Placement Agent Warrants”) for the purchase of an aggregate of a number of shares of Common Stock, equal to five and a half percent (5.5%) of the total amount of Securities sold in the Placement to such Purchasers whom the Placement Agent had introduced to the Company during the term of this Agreement. The Placement Agent Warrants shall be exercisable, in whole or in part, commencing on the Closing Date and expiring on the five-year anniversary of the date of this Agreement at an initial exercise price per share of Common Stock of $[*]1. Delivery of the Placement Agent Warrants shall be made at the relevant Closing Date, and shall be issued in the name or names and in such authorized denominations as the Placement Agent may request.

SECTION 4. EXPENSES. The Company agrees to pay all costs, fees and expenses incurred by the Company in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation: (i) all expenses incident to the issuance, delivery and qualification of the Securities (including all printing and engraving costs); (ii) all FINRA Public Offering Filing System fees associated with the review of the Offering by FINRA; (iii) all fees and expenses of the registrar and transfer agent of the Shares; (iv) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities; (v) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (vi) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Prospectus and all amendments and supplements thereto, and this Agreement; (vii) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws or the securities laws of any other country; and (viii) the fees and expenses associated with including the Shares on the Trading Market. The Company agrees to reimburse the Placement Agent for (i) the reasonable fees and expenses of the Placement Agent’s counsel, in an amount that shall not exceed $75,000 (of which $15,000 was previously paid by the Company upon the execution of the April 15, 2025 engagement letter between the Company and the Placement Agent (the “Engagement Letter”), with the balance payable upon the closing of the Placement); (ii) a non-accountable expense allowance in an amount equal to $25,000, which shall be payable to the Placement Agent upon the closing of the Placement; and (iii) clearing expenses in an amount equal to $15,000 payable upon the closing of the Placement. Notwithstanding the foregoing, any advance received by the Placement Agent will be reimbursed to the Company to the extent not actually incurred in compliance with FINRA Rule 5110(g)(4)(A). In the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, including if this Agreement is terminated prior to the consummation of the Placement, the Placement Agent shall be entitled to reimbursement by the Company of the Placement Agent’s actual transaction and legal expenses with the maximum amount of all such expenses capped at the foregoing $75,000 for fees and expenses of counsel, $25,000 for non-accountable expenses, and $15,000 for clearing expenses; provided, however, that such expense payment in no way limits or impairs the indemnification and contribution provisions of this Agreement.

SECTION 5. INDEMNIFICATION.

A. To the extent permitted by law, with respect to the Securities, the Company will indemnify the Placement Agent and its affiliates, stockholders, directors, officers, employees, members and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each such entity or person, an “Indemnified Person”) from and against all claims, actions, suits, proceedings (including those of stockholders), damages, costs and liabilities (collectively, “Claims”), and shall reimburse each Indemnified Person for all reasonable fees and expenses (including the reasonable fees and expenses of counsel) (collectively, the “Expenses”) as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any Claim that is caused by, arises out of, or is based upon (i) any untrue statements made or any statements omitted to be made in the Registration Statement, the Preliminary Prospectus or the Prospectus, or by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than untrue statements or alleged untrue statements in, or omissions or alleged omissions from, information relating to an Indemnified Person furnished in writing by or on behalf of such Indemnified Person for use in the Registration Statement, Preliminary Prospectus or any Prospectus) or (ii) any other actions taken or omitted to be taken by the Company or any Indemnified Person in connection with this Agreement; provided, however, the Company will not be responsible for any Claims or Expenses of any Indemnified Person that are judicially determined to have resulted primarily from such Indemnified Person’s (x) willful misconduct, violation of law or gross negligence in connection with any of the action, inaction or the services described herein, or (y) use of any offering materials or information concerning the Company in connection with the offer or sale of the Securities in the Placement, which were not authorized for such use by the Company and which use constitutes gross negligence, violation of law or willful misconduct.

1 125% of the public offering price per share.

B. Promptly after receipt by the Placement Agent of notice of any claim or the commencement of any action or proceeding with respect to which the Placement Agent is entitled to indemnity hereunder, the Placement Agent will promptly notify the Company in writing of such claim or of the commencement of such action or proceeding, but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses. If the Company so elects or is requested by the Placement Agent, the Company will assume the defense of such action or proceeding and will employ counsel reasonably satisfactory to the Placement Agent and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, the Placement Agent will be entitled to employ its own counsel separate from counsel for the Company and from any other party in such action if counsel for the Placement Agent reasonably determines that it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and the Placement Agent. In such event, the reasonable fees and disbursements of no more than one such separate counsel will be paid by the Company, in addition to fees of local counsel. The Company will have the right to settle the claim or proceeding, provided that the Company will not settle any such claim, action or proceeding without the prior written consent of the Placement Agent, which will not be unreasonably delayed or withheld.

C. The Company agrees to notify the Placement Agent promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to a transaction contemplated by this Agreement.

D. If for any reason the foregoing indemnity is unavailable to the Placement Agent or insufficient to hold the Placement Agent harmless, then the Company shall contribute to the amount paid or payable by the Placement Agent as a result of such Claim or Expenses in such proportion as is appropriate to reflect (a) the relative benefits to the Company on the one hand, and the Placement Agent on the other hand, in connection with the Placement, (b) the relative fault of the parties, and (c) other equitable considerations; provided, however, that in no event shall the amount to be contributed by the Placement Agent exceed the fees actually received or to be received by the Placement Agent under this Agreement. Notwithstanding the immediately preceding sentence, to the extent the exception to indemnification contemplated by Paragraph A of this Section applies with respect to the Placement Agent, the Company shall contribute to the amount paid or payable by the Placement Agent as a result of such Claim or Expenses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the Placement Agent, on the other hand, in connection with the matters contemplated by the Agreement; provided, however, that in no event shall the amount to be contributed by Placement Agent exceed the fees actually received by Placement Agent under the Agreement. The Company agrees that for the purposes of this paragraph the relative benefits to the Company and the Placement Agent of the contemplated transaction (whether or not such transaction is consummated) shall be deemed to be in the same proportion that the aggregate cash consideration payable (or contemplated to be payable) in such transaction bears to the fees paid or payable to the Placement Agent under the Agreement.

E. These indemnification provisions shall remain in full force and effect whether or not the transaction contemplated by this Agreement is completed and shall survive the termination of this Agreement, and shall be in addition to any liability that the Company might otherwise have to any indemnified party under this Agreement or otherwise.

SECTION 6. LOCK-UP AGREEMENTS.

A. Officer and Director Lock-Up Agreements. On the Closing Date, Placement Agent shall have received signed Lock-Up Agreements, in the form of Exhibit A annexed hereto, addressed to the Placement Agent by each of the Company’s directors and officers.

B. Restriction on Sales of Capital Stock.

(i) The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Placement Agent, which will not be unreasonably withheld, it will not, for a period beginning on the Closing Date and ending on the date that is ninety (90) days after the Closing Date, (i) issue, enter into any agreement to issue, or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents, or (ii) file any registration statement or amendment or supplement thereto, other than filing (w) the final Prospectus, (x) a registration statement on Form S-8 in connection with any employee benefit plan, (y) a shelf registration statement on Form S-3 which includes no prospectus other than a base prospectus, or (z) a prospectus supplement (or “sticker” supplement) for an “at-the-market” offering program registered on Form S-3 including without limitation for the purpose of locking in the amount available for future sales under such at-the-market program under a remeasurement of the Company’s public float under General Instruction I.B.6 to Form S-3, provided that any sales under such program shall be subject to Section 6(B)(ii) below.

(ii) The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Placement Agent, which will not be unreasonably withheld, it will not, for a period beginning on the Closing Date and ending on the date that is one (1) year after the Closing Date, effect or enter into a new agreement to effect any issuance by the Company of shares of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined herein). For the purposes of this Agreement, “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security (other than in connection with a stock split or stock dividend or similar event) or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering,” whereby the Company may issue securities at a future determined price, regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently cancelled. Notwithstanding the foregoing, after ninety (90) days after the Closing Date, the issuance of shares of Common Stock in an at-the-market offering or pursuant to an equity line of credit shall not be deemed a Variable Rate Transaction. The Placement Agent acknowledges and agrees that the Company is party to its existing At The Market Offering Agreement (the “Sales Agreement”), dated December 13, 2023, between the Company and H.C. Wainwright & Co., LLC.

The restrictions contained in this Section 6(B) shall not apply to (i) the Securities, (ii) the issuance of shares of capital stock of the Company in connection with any warrant, option or convertible security of the Company that is outstanding prior to the date of this Agreement, and (ii) the adoption of an equity incentive plan approved by the Company’s independent directors, and the grant of awards or equity pursuant to any such equity incentive plan or existing plan disclosed in the Registration Statement to officers, directors, employees or consultants of the Company or any of its subsidiaries, and the filing of a registration statement on Form S-8 relating thereto. Further, the restrictions in this Section 6(B) shall not apply to an Exempt Issuance (as defined in the Purchase Agreement).

SECTION 7. ENGAGEMENT TERM. The Placement Agent’s engagement hereunder will be until the earlier of (i) June 30, 2025 and (ii) the Closing Date (such date, the “Termination Date”). Either party may terminate this Agreement at any time upon [fifteen (15)] days’ written notice to the other party, effective upon receipt of such notice by the other party. Unless such termination by the Company is for cause (the Placement’s Agent material failure to provide the services contemplated in this Agreement), the Company will remain responsible for fees pursuant to Section 3 hereof with respect to the Securities if sold in the Placement. If the Company terminates the engagement hereunder, including for cause, the Company will remain responsible to reimburse expenses actually incurred and reimbursable (but subject to the caps and limitations as specified) pursuant to Section 4 hereof. Notwithstanding anything to the contrary contained herein, the provisions concerning the Company’s obligation to pay any fees actually earned pursuant to Section 3 hereof and any reimbursable expenses actually incurred and reimbursable pursuant to Section 4 hereof and the provisions concerning confidentiality, indemnification and contribution contained herein will survive any expiration or termination of this Agreement. If this Agreement is terminated prior to the completion of the Placement (other than, with regard to fees set forth in Section 3, termination by the Company for cause) all fees due to the Placement Agent as set forth in Section 3 and 4 shall be paid by the Company to the Placement Agent on or before the Termination Date (in the event such fees are earned or owed as of the Termination Date). The Placement Agent agrees not to use any confidential information concerning the Company provided to the Placement Agent by the Company for any purposes other than those contemplated under this Agreement, and to maintain the confidentiality of, and not otherwise disclose, any such information.

SECTION 8. PLACEMENT AGENT INFORMATION. The Company agrees that any information or advice rendered by the Placement Agent in connection with this engagement is for the confidential use of the Company only in their evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without the Placement Agent’s prior written consent.

SECTION 9. NO FIDUCIARY RELATIONSHIP. This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the indemnification provisions hereof. The Company acknowledges and agrees that the Placement Agent is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of the Placement Agent hereunder, all of which are hereby expressly waived.

SECTION 10. CLOSING. The obligations of the Placement Agent, and the closing of the sale of the Securities hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company contained herein and in the Purchase Agreement, to the performance by the Company of its obligations hereunder and under the Purchase Agreement, and to each of the following additional terms and conditions, except as otherwise disclosed to and acknowledged and waived by the Placement Agent:

A. All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Securities, and all other legal matters relating to this Agreement and the transactions contemplated hereby with respect to the Securities shall be reasonably satisfactory in all material respects to the Placement Agent.

B. The Placement Agent shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of counsel for the Placement Agent, is material or omits to state any fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and was not remedied prior to the Closing Date by the filing of an amendment to the Registration Statement.

C. The Placement Agent shall have received from outside counsel to the Company such counsel’s written opinion dated as of the Closing Date, including without limitation, a negative assurance letter, in each case in form and substance reasonably satisfactory to the Placement Agent.

D. On the date of the signing of the Purchase Agreement, the Placement Agent shall have received, and the Company shall have caused to be delivered to the Placement Agent, a comfort letter from WithumSmith+Brown, PC (the independent registered public accounting firm of the Company), addressed to the Placement Agent, dated as of the date thereof, in form and substance reasonably satisfactory to the Placement Agent. The letter shall not disclose any change in the condition (financial or other), earnings, operations, business or prospects of the Company from that set forth in the Incorporated Documents or the applicable Prospectus, which, in the Placement Agent's sole judgment, is material and adverse and that makes it, in the Placement Agent's sole judgment, impracticable or inadvisable to proceed with the offering of the Securities as contemplated by such Prospectus.

E. On the Closing Date, the Placement Agent shall have received from WithumSmith+Brown, PC, a “bring down” comfort letter dated as of such Closing Date, in form and substance reasonably satisfactory to the Placement Agent, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection D of this Section except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to such Closing Date.

F. The Securities sold in the Placement, the shares of Common Stock issuable upon the exercise of the Common Warrants, and the shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants, shall have been registered under the Exchange Act. The Company shall have taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Trading Market or other applicable U.S. national exchange, nor has the Company received any information suggesting that the Commission or the Trading Market or other U.S. applicable national exchange is contemplating terminating such registration or listing, except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus.

G. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities or materially and adversely affect the business or operations of the Company.

H. The Company shall have entered into a Purchase Agreement with each of the Purchasers of the Securities entering into a Purchase Agreement, and such agreements shall be in full force and effect and shall contain representations, warranties and covenants of the Company as agreed upon between the Company and the Purchasers.

I. FINRA shall have raised no objection to the fairness and reasonableness of the terms and arrangements of this Agreement.

J. The Prospectus (in accordance with Rule 424(b)) and “free writing prospectus” (as defined in Rule 405 of the Securities Act), if any, shall have been duly filed with the Commission, as appropriate; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order preventing or suspending the use of the Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company shall have been issued by any securities commission, securities regulatory authority or stock exchange and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange; and all requests for additional information on the part of the Commission shall have been complied with.

K. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, in the Placement Agent’s sole judgment after consultation with the Company, there shall not have occurred any material adverse effect or development involving a prospective material adverse change in the condition or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus.

L. Certificates. The Placement Agent shall have received on the Closing Date a certificate of the Company’s executive officers (the “Officer’s Certificate”), dated as of such Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, as to the accuracy of the representations and warranties contained in the Purchase Agreement, and a certificate of the Company’s secretary (the “Secretary’s Certificate”) to the effect that, and the Placement Agent shall be satisfied that, the signers of such certificate have reviewed the Registration Statement, the documents incorporated by reference therein (the “Incorporated Documents”), any prospectus supplement, and this Agreement and to the further effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct in all material respects (or, to the extent representations and warranties are qualified by materiality or Material Adverse Effect, in all respects), as if made on and as of such Closing Date (unless such representation or warranty is as of a specific date herein in which case it shall be accurate in all material respects, or if qualified by materiality or Material Adverse Effect, in all respects, as of such date), and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii) Subsequent to the respective dates as of which information is given in the Registration Statement, the Incorporated Documents, the Prospectus, and any prospectus supplement, there has not been: (a) any Material Adverse Effect.

Each of the Officer’s Certificate and Secretary’s Certificate must be dated as of the Closing Date, and all documents referenced in the Secretary’s Certificate must be attached thereto.

M. On or before the Closing Date, the Placement Agent and counsel for the Placement Agent shall have received such information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any of the conditions specified in this Section 10 shall not have been fulfilled when and as required by this Agreement, all obligations of the Placement Agent hereunder may be cancelled by the Placement Agent at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

SECTION 11. GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Any dispute arising under this Agreement may be brought into the courts of the State of New York or of the United States of America, in each case sitting in the County and State of New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

SECTION 12. ENTIRE AGREEMENT/MISCELLANEOUS. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by the Placement Agent and the Company. The representations, warranties, agreements and covenants contained herein shall survive the Closing Date of the Placement and delivery of the Securities. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.

SECTION 13. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is sent to the email address specified on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is sent to the email address on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (New York City time) on any business day, (c) the third business day following the date of mailing, if sent by U.S. internationally recognized air courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages hereto.

SECTION 14. PRESS ANNOUNCEMENTS. The Company agrees that the Placement Agent shall, on and after the Closing Date, have the right to reference the Placement and the Placement Agent’s role in connection therewith in the Placement Agent’s marketing materials and on its website and to place advertisements in financial and other newspapers and journals, in each case at its own expense.

SECTION 15. RIGHT OF FIRST REFUSAL.

A. Provided the Placement Agent completes a Placement transaction pursuant to this Agreement on terms acceptable to the Company and with gross proceeds raised of at least $15 million in the aggregate related to the Placement that is accepted by the Company, the Placement Agent shall have aright of first refusal (the “Right of First Refusal”), for a period of six (6) months after the Closing Date, to act as to act as lead bookrunning underwriter or lead placement agent, as the case may be, on any public or private financing for the Company (not including “at-the-market” offering programs or equity lines of credit) (each, a “Subject Transaction”), during such six (6) month period; provided, however, that nothing shall restrict or limit the Company’s ability to market, sell, license or otherwise monetize or deal with its assets related to any Strategic Investor (as defined in the Engagement Letter).

B. The Company shall notify the Placement Agent of its intention to pursue a Subject Transaction, including the material terms thereof, by providing written notice thereof by electronic mail, registered mail or overnight courier service addressed to the Placement Agent. .The Placement Agent shall be required to respond to the Company within three (3) business days following notice by the Company with its intent to enter into a subsequent financing transaction on the same terms as presented in the notice by the Company. Any decision by the Placement Agent to act in such capacity will be documented in a separate agreement or amendment hereto, which would include, among other things, customary fees, indemnification of the Placement Agent, the terms of any such financing, conditions precedent including due diligence, and current conditions, as well as customary representations and warranties. Notwithstanding the foregoing, the Placement Agent’s Right of First Refusal shall not apply for any financing in which the Company does not use an investment banker or other broker/dealer.

[The remainder of this page has been intentionally left blank.]

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to the Placement Agent the enclosed copy of this Agreement.

Very truly yours,

WESTPARK CAPITAL, INC.

By:
Name:	Richard Rappaport
Title:

Address for notice:

1800 Century Park East, Suite 220

Los Angeles, California 90067

Attention: Richard Rappaport

with a copy (which shall not constitute notice) to:

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, New Jersey 08830

Attention: Joseph M. Lucosky, Esq.

E-mail: jlucosky@lucbro.com

Accepted and agreed to as of the date first written above:

GENPREX, INC.

By:
Name:	Ryan M. Confer
Title:

Address for notice:

3300 Bee Cave Road #650-227

Austin, Texas 78746

Attention: Ryan M. Confer

E-mail: ryan@genprex.com

with a copy (which shall not constitute notice) to:

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Attention: Kate Basmagian, Esq.

Email: kbasmagian@lowenstein.com

[Signature Page to Placement Agency Agreement]

EXHIBIT A

Form of Lock-Up Agreement

[*], 2025

WestPark Capital, Inc.

1800 Century Park East, Suite 220

Los Angeles, CA 90077

Ladies and Gentlemen:

The undersigned understands that you, as placement agent (the “Placement Agent”), propose to enter into an placement agent agreement (the “Placement Agreement”) with Genprex, Inc., a Delaware corporation (the “Company”), providing for the Placement Agent to serve as the placement agent for the Company, on a “reasonable best efforts” basis, in connection with the proposed placement (the “Placement”) of (i) shares (the “Shares”) of common stock of the Company, par value, $0.001 per share (the “Common Stock”), (ii) warrants to purchase Common Stock (the “Common Warrants”) and (iii) pre-funded warrants to purchase Common Stock (the “Pre-Funded Warrants”). The Securities will be offered by the Company pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “Commission”) following such Registration Statement on Form S-1 being declared effective by the Commission.

In consideration of the agreement by the Placement Agent agreeing to serve as the placement agent for the Company, on a “reasonable best efforts” basis, in connection with the Placement of the Securities, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this agreement (this “Lock-Up Agreement”) and continuing to and including the date [ ] days after the date set forth on the final prospectus (the “Prospectus”) used to sell the Securities in the Placement (the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such shares or Derivative Instruments now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any shares of Common Stock of the Company or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”), (iii) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or Derivative Instruments or (iv) otherwise publicly announce any intention to engage in any of the foregoing. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

Notwithstanding the foregoing, the undersigned may (a) transfer any of the undersigned’s shares of Common Stock without the consent of the Placement Agent:

(i)

in transactions consisting of shares of Common Stock or such Derivative Instruments that the undersigned may purchase (A) in the Placement or (B) in open market transactions after the date set forth on the cover of the Prospectus;

(ii)	as a bona fide gift or charitable contribution;

(iii)	to an immediate family member or a trust for the direct or indirect benefit of the undersigned or such immediate family member of the undersigned;

(iv)

by will or intestacy; provided that no public filing, report or announcement shall be voluntarily made and, if required, any public report or filing under Section 16 of the Exchange Act, shall clearly indicate in the footnotes thereto that the filing relates to the transfer of shares by will or intestacy;

(v)

pursuant to a domestic relations order, divorce decree or court order; provided that no public filing, report or announcement shall be voluntarily made and, if required, any public report or filing under Section 16 of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the transfer of shares pursuant to a domestic relations order, divorce decree or court order;

(vi)

if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to members or shareholders of the undersigned;

(vii)	if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(viii)

to the Company in connection with the repurchase of the undersigned’s shares in connection with the termination of the undersigned’s employment with the Company pursuant to contractual agreements with the Company; provided that no public filing, report or announcement shall be voluntarily made and, if required, any public report or filing under Section 16 of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the transfer of shares from the repurchase of the undersigned’s shares in connection with the termination of the undersigned’s employment with the Company pursuant to contractual agreements with the Company;

(ix)

through the disposition or forfeiture of the undersigned’s shares to the Company to satisfy any income, employment or tax withholding and remittance obligations of the undersigned or the employer of the undersigned in connection with the vesting of restricted stock, restricted stock units or other incentive awards settled in shares of Common Stock held by the undersigned; provided that such restricted stock, restricted stock units or other incentive awards were granted under a stock incentive plan, stock purchase plan or pursuant to a contractual employment arrangement described in the Prospectus; provided further that no public filing, report or announcement shall be voluntarily made and, if required, any public filing, report or announcement, including under Section 16 of the Exchange Act, shall clearly indicate in the footnotes thereto that the filing relates to the transfer of shares through the disposition or forfeiture of the undersigned’s shares to the Company to satisfy any income, employment or tax withholding and remittance obligations of the undersigned or the employer of the undersigned in connection with the vesting of restricted stock, restricted stock units or other incentive awards settled in shares held by the undersigned; provided further that any underlying Common Stock or Derivative Instruments shall continue to be subject to the restrictions on transfer set forth in this Lock-Up Agreement;

(x)

to the Company through the exercise of a stock option granted under a stock incentive plan or stock purchase plan or a warrant described in the Prospectus by the undersigned, and the receipt by the undersigned from the Company of shares of Common Stock upon any such exercise; provided that the underlying shares shall continue to be subject to the restrictions on transfer set forth in this Lock-Up Agreement; provided further that no public filing, report or announcement shall be voluntarily made and, if required, any public filing, report or announcement, including under Section 16 of the Exchange Act, shall clearly indicate in the footnotes thereto that the filing relates to the exercise of a stock option or warrant;

(xi)

pursuant to a bona fide third party tender offer for all outstanding Common Stock of the Company, merger, consolidation or other similar transaction involving a Change of Control of the Company and approved by the Company’s board of directors; provided that, if such Change of Control transaction is not completed, this clause (a)(xi) shall not be applicable and the undersigned’s shares shall remain subject to the restrictions contained in this Lock-Up Agreement; or

(xii)

in connection with any reclassification, repurchase, redemption, conversion or exchange of the Common Stock or outstanding preferred stock; provided that any securities of the Company received by the undersigned as a result will be subject to the restrictions set forth in this Lock-Up Agreement;

or (b) establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of the undersigned’s shares of Common Stock; provided that (i) such plan does not provide for the transfer of shares during the Lock-Up Period and (ii) no public filing, report or announcement shall be voluntarily made and, if required, such public announcement, report or filing shall include a statement to the effect that no transfer of the undersigned’s shares of Common Stock or Derivative Instruments may be made under such plan during the Lock-Up Period.

In addition, provided in the case of clauses (a)(ii), (iii), (iv), (v), (vi) and (vii) above, it shall be a condition to such transfer that each transferee, donee or distributee sign and deliver a lock-up agreement substantially in the form of this Lock-Up Agreement, except in the case of clauses (a)(iv) and (v) where a court of competent jurisdiction requires such transfer or distribution be made without such a restriction; provided further that in the case of clauses (a)(ii), (iii), (vi) and (vii) above, no filing under Section 16(a) of the Exchange Act (other than a required Form 4 or 5 filing that includes a statement indicating the reason for such transfer) or other public announcement, reporting a reduction in beneficial ownership of the undersigned’s shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period; provided further in the case of clauses (a)(ii), (a)(iii), (a)(iv), (a)(vi) and (a)(vii), any such transfer shall not involve a disposition for value.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin and “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than pursuant to the Placement), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the voting power represented by the outstanding securities of the Company (or the surviving entity). For the avoidance of doubt, the Placement is not a Change of Control. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock of the Company except in compliance with the foregoing restrictions.

The undersigned acknowledges and agrees that the Placement Agent has not made any recommendation nor provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate. The undersigned understands that the Company and the Placement Agent are relying upon this Lock-Up Agreement in proceeding toward consummation of the Placement. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Notwithstanding anything to the contrary contained herein, this Lock-Up Agreement will automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of (i) prior to the execution of the Placement Agent Agreement, the Company advises the Placement Agent in writing that it has determined not to proceed with the Placement, (ii) the Company files an application to withdraw the registration statement related to the Placement, (iii) the Placement Agent Agreement is executed but is terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the Securities, and (iv) June 30, 2025, if the Placement Agent Agreement has not been executed by such date.

The undersigned and the Placement Agent hereby consent to receipt of this Lock-Up Agreement in electronic form and understand and agree that this Lock-Up Agreement may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission evidencing an intent to sign this Lock-Up Agreement (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this Lock-Up Agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page follows]

Very truly yours,

IF AN INDIVIDUAL:	IF AN ENTITY:

(duly authorized signature)	(please print complete name of entity)

Name:	By:
(please print full name)	(duly authorized signature)

Name:
(please print full name)

Title:
(please print full title)

Address:	Address:

E-mail:	E-mail: